Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRUECAR, INC.

TrueCar, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.            The name of the Corporation is TrueCar, Inc.  The Corporation was originally incorporated under the name “Zag.com Inc.”  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2005.  The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2005.  The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 2005 and amended by the filing of a Certificate of Amendment on October 14, 2005.  The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 1, 2005 and amended by the filing of a Certificate of Amendment on December 27, 2006.  The Corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 21, 2007. The Corporation’s Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 20, 2009.  The Corporation’s Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2010 and amended by the filing of a Certificate of Amendment on November 23, 2010.

B.            This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.            The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, TrueCar, Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by Scott Painter, a duly authorized officer of the Corporation, on August 29, 2011.

/s/ Scott Painter
Scott Painter
Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is TrueCar, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

Immediately upon filing of this Amended and Restated Certificate of Incorporation, each previously authorized and outstanding share of Preferred Stock shall be automatically converted into one (1) share of fully-paid, non-assessable Common Stock.

The Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is One Hundred Twenty Five Million (125,000,000) with a par value of $0.0001 per share.  Any shares of Common Stock repurchased by the Corporation after the date hereof shall be retired and shall resume the status of authorized but unissued shares of Common Stock, in accordance with the provisions of Section 243 of the DGCL.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

CERTIFICATE OF AMENDMENT OF THE

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TRUECAR, INC.

a Delaware corporation

TrueCar, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST:          The name of the Corporation is TrueCar, Inc.  The Corporation was originally incorporated under the name “Zag.com Inc.”  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2005.  The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2005.  The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 2005 and amended by the filing of a Certificate of Amendment on October 14, 2005.  The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 1, 2005 and amended by the filing of a Certificate of Amendment on December 27, 2006.  The Corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 21, 2007. The Corporation’s Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 20, 2009 and amended by the filing of a Certificate of Amendment on January 22, 2009.  The Corporation’s Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2010 and amended by the filing of a Certificate of Amendment on November 23, 2010. The Corporation’s Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 29, 2011.

SECOND:     That the Board of Directors of this Corporation, acting in accordance with Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth the proposed amendment of the Seventh Amended and Restated Certificate of Incorporation of this Corporation, declaring said amendment to be advisable, and authorizing the appropriate officers of this Corporation to solicit the written consent of the stockholders of this Corporation upon the consideration thereof.

THIRD:         That thereafter, pursuant to a resolution of the Company’s Board of Directors, the written consent of the stockholders of this Corporation was duly called for in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, and the holders of the requisite number of shares as required by statute consented to the adoption of said amendment.

FOURTH:    That the second paragraph of Article IV of the Seventh Amended and Restated Certificate of Incorporation of this Corporation is amended to read in its entirety as follows:

“The Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is One Hundred Forty-Seven Million (147,000,000) with a par value of $0.0001 per share.  Any shares of Common Stock repurchased by the Corporation after the date hereof shall be retired and shall

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resume the status of authorized but unissued shares of Common Stock, in accordance with the provisions of Section 243 of the DGCL.”

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation on March 27, 2012.

TRUECAR, INC.

By:	/s/ Scott Painter
Scott Painter
Chief Executive Officer

[Signature Page to Certificate of Amendment]